Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
March 16, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡
•	Issue date: March 31, 2009

•	Initial valuation date: March 26, 2009

•	Final valuation date: September 25, 2009

•	Maturity date: September 30, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa3 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Barrick Gold Corporation	TBD	FWP-7	ABX	TBD	11.60%	60.00%	TBD	TBD	TBD	TBD	E-3109	06738Q2N7/ US06738Q2N72
Arch Coal, Inc.	TBD	FWP-9	ACI	TBD	18.50%	50.00%	TBD	TBD	TBD	TBD	E-3110	06738Q2P2/ US06738Q2P21
Amazon.com, Inc.	TBD	FWP-11	AMZN	TBD	18.50%	65.00%	TBD	TBD	TBD	TBD	E-3111	06738Q2Q0/ US06738Q2Q04
Boston Scientific Corporation	TBD	FWP-13	BSX	TBD	13.75%	60.00%	TBD	TBD	TBD	TBD	E-3112	06738Q2R8/ US06738Q2R86
Peabody Energy Corporation	TBD	FWP-15	BTU	TBD	18.00%	50.00%	TBD	TBD	TBD	TBD	E-3113	06738Q2S6/ US06738Q2S69
Consol Energy Inc.	TBD	FWP-17	CNX	TBD	20.00%	50.00%	TBD	TBD	TBD	TBD	E-3114	06738Q2T4/ US06738Q2T43
Deere & Company	TBD	FWP-19	DE	TBD	18.00%	65.00%	TBD	TBD	TBD	TBD	E-3115	06738Q2U1/ US06738Q2U16
Dell Inc.	TBD	FWP-21	DELL	TBD	11.50%	65.00%	TBD	TBD	TBD	TBD	E-3116	06738Q2V9/ US06738Q2V98
Diamond Offshore Drilling, Inc.	TBD	FWP-23	DO	TBD	12.00%	65.00%	TBD	TBD	TBD	TBD	E-3117	06738Q2W7/ US06738Q2W71
Devon Energy Corporation	TBD	FWP-25	DVN	TBD	13.50%	65.00%	TBD	TBD	TBD	TBD	E-3118	06738Q2X5/ US06738Q2X54
Goldcorp Inc.	TBD	FWP-27	GG	TBD	14.25%	60.00%	TBD	TBD	TBD	TBD	E-3119	06738Q2Y3/ US06738Q2Y38
Corning Incorporated	TBD	FWP-29	GLW	TBD	10.25%	60.00%	TBD	TBD	TBD	TBD	E-3120	06738Q2Z0/ US06738Q2Z03
Halliburton Company	TBD	FWP-31	HAL	TBD	14.50%	60.00%	TBD	TBD	TBD	TBD	E-3121	06738Q3A4/ US06738Q3A43
The Home Depot, Inc.	TBD	FWP-33	HD	TBD	11.00%	65.00%	TBD	TBD	TBD	TBD	E-3122	06738Q3B2/ US06738Q3B26
JPMorgan Chase & Co.	TBD	FWP-35	JPM	TBD	15.00%	50.00%	TBD	TBD	TBD	TBD	E-3123	06738Q3C0/ US06738Q3C09
Research In Motion Limited	TBD	FWP-37	RIMM	TBD	13.50%	60.00%	TBD	TBD	TBD	TBD	E-3124	06738Q3D8/ US06738Q3D81
Sunoco, Inc.	TBD	FWP-39	SUN	TBD	15.25%	60.00%	TBD	TBD	TBD	TBD	E-3125	06738Q3E6/ US06738Q3E64
Target Corporation	TBD	FWP-41	TGT	TBD	13.50%	65.00%	TBD	TBD	TBD	TBD	E-3126	06738Q3F3/ US06738Q3F30

*	Annualized Rate
**	The Notes will be sold to certain brokers or dealers at a discount from the initial public offering price of up to the percentage amount set forth here. Accordingly, the percentage amount proceeds to Issuer listed herein is the minimum percentage of the principal amount that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa3 by Moody’s Investor Services, Inc. (“Moody’s”). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa3 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

FWP-2

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

FWP-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC.

FWP-4

Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-5

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2008 project and development expenses to increase from 2007.

In 2006, with its acquisition of Placer Dome, the Company produced 8.64 million ounces of gold and 367 million pounds of copper. Prior to 2006, the Company did not produce a significant amount of copper. In 2007, the Company’s production was 8.06 million ounces of gold and 402 million pounds of copper, with total cash costs of $350 per ounce and $0.83 per pound, respectively. The processing of lower average ore grades and higher waste stripping contributed to the decrease in 2007 gold production from 2006.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$17.43	$14.11	$15.56
June 30, 2003	$18.97	$14.61	$17.90
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 12, 2009	$40.90	$25.54	$28.87

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $28.87

Protection level: 60.00%

Protection price: $17.32

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.638033

Coupon: 11.60% per annum

Maturity: September 30, 2009

Dividend yield: 1.35% per annum

Coupon amount monthly: $9.67

FWP-6

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.80%		100.68%
+ 90%	5.80%		90.68%
+ 80%	5.80%		80.68%
+ 70%	5.80%		70.68%
+ 60%	5.80%		60.68%
+ 50%	5.80%		50.68%
+ 40%	5.80%		40.68%
+ 30%	5.80%		30.68%
+ 20%	5.80%		20.68%
+ 10%	5.80%		10.68%
+ 5%	5.80%		5.68%

0%	5.80%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.80%	0.80%	-4.32%
- 10%	5.80%	-4.20%	-9.32%
- 20%	5.80%	-14.20%	-19.32%
- 30%	5.80%	-24.20%	-29.32%
- 40%	5.80%	-34.20%	-39.32%
- 50%	N/A	-44.20%	-49.32%
- 60%	N/A	-54.20%	-59.32%
- 70%	N/A	-64.20%	-69.32%
- 80%	N/A	-74.20%	-79.32%
- 90%	N/A	-84.20%	-89.32%
- 100%	N/A	-94.20%	-99.32%

FWP-7

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 12, 2009	$20.62	$11.77	$13.99

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $13.99

Protection level: 50.00%

Protection price: $7.00

Physical delivery amount: 71($1,000/Initial price)

Fractional shares: 0.479628

Coupon: 18.50% per annum

Maturity: September 30, 2009

Dividend yield: 2.67% per annum

Coupon amount monthly: $15.42

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.34%
+ 90%	9.25%		91.34%
+ 80%	9.25%		81.34%
+ 70%	9.25%		71.34%
+ 60%	9.25%		61.34%
+ 50%	9.25%		51.34%
+ 40%	9.25%		41.34%
+ 30%	9.25%		31.34%
+ 20%	9.25%		21.34%
+ 10%	9.25%		11.34%
+ 5%	9.25%		6.34%

0%	9.25%		1.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.66%
- 10%	9.25%	-0.75%	-8.66%
- 20%	9.25%	-10.75%	-18.66%
- 30%	9.25%	-20.75%	-28.66%
- 40%	9.25%	-30.75%	-38.66%
- 50%	9.25%	-40.75%	-48.66%
- 60%	N/A	-50.75%	-58.66%
- 70%	N/A	-60.75%	-68.66%
- 80%	N/A	-70.75%	-78.66%
- 90%	N/A	-80.75%	-88.66%
- 100%	N/A	-90.75%	-98.66%

FWP-9

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
March 12, 2009	$69.86	$47.64	$69.58

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $69.58

Protection level: 65.00%

Protection price: $45.23

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.371946

Coupon: 18.50% per annum

Maturity: September 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

FWP-11

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 28, 2007	$15.82	$12.11	$13.95
December 31, 2007	$15.31	$11.27	$11.63
March 31, 2008	$13.27	$10.76	$12.87
June 30, 2008	$14.22	$12.09	$12.29
September 30, 2008	$14.20	$11.63	$12.27
December 31, 2008	$11.90	$5.41	$7.74
March 12, 2009	$9.63	$6.08	$7.19

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $7.19

Protection level: 60.00%

Protection price: $4.31

Physical delivery amount: 139($1,000/Initial price)

Fractional shares: 0.082058

Coupon: 13.75% per annum

Maturity: September 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.46

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.00%
+ 90%	6.875%		90.00%
+ 80%	6.875%		80.00%
+ 70%	6.875%		70.00%
+ 60%	6.875%		60.00%
+ 50%	6.875%		50.00%
+ 40%	6.875%		40.00%
+ 30%	6.875%		30.00%
+ 20%	6.875%		20.00%
+ 10%	6.875%		10.00%
+ 5%	6.875%		5.00%

0%	6.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-5.00%
- 10%	6.875%	-3.125%	-10.00%
- 20%	6.875%	-13.125%	-20.00%
- 30%	6.875%	-23.125%	-30.00%
- 40%	6.875%	-33.125%	-40.00%
- 50%	N/A	-43.125%	-50.00%
- 60%	N/A	-53.125%	-60.00%
- 70%	N/A	-63.125%	-70.00%
- 80%	N/A	-73.125%	-80.00%
- 90%	N/A	-83.125%	-90.00%
- 100%	N/A	-93.125%	-100.00%

FWP-13

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 12, 2009	$30.95	$20.17	$25.18

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $25.18

Protection level: 50.00%

Protection price: $12.59

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.714059

Coupon: 18.00% per annum

Maturity: September 30, 2009

Dividend yield: 0.98% per annum

Coupon amount monthly: $15.00

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.49%
+ 90%	9.00%		90.49%
+ 80%	9.00%		80.49%
+ 70%	9.00%		70.49%
+ 60%	9.00%		60.49%
+ 50%	9.00%		50.49%
+ 40%	9.00%		40.49%
+ 30%	9.00%		30.49%
+ 20%	9.00%		20.49%
+ 10%	9.00%		10.49%
+ 5%	9.00%		5.49%

0%	9.00%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.51%
- 10%	9.00%	-1.00%	-9.51%
- 20%	9.00%	-11.00%	-19.51%
- 30%	9.00%	-21.00%	-29.51%
- 40%	9.00%	-31.00%	-39.51%
- 50%	9.00%	-41.00%	-49.51%
- 60%	N/A	-51.00%	-59.51%
- 70%	N/A	-61.00%	-69.51%
- 80%	N/A	-71.00%	-79.51%
- 90%	N/A	-81.00%	-89.51%
- 100%	N/A	-91.00%	-99.51%

FWP-15

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2008, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (83.3%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 12, 2009	$37.61	$22.49	$27.22

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $27.22

Protection level: 50.00%

Protection price: $13.61

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.737693

Coupon: 20.00% per annum

Maturity: September 30, 2009

Dividend yield: 1.54% per annum

Coupon amount monthly: $16.67

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.77%
+ 90%	10.00%		90.77%
+ 80%	10.00%		80.77%
+ 70%	10.00%		70.77%
+ 60%	10.00%		60.77%
+ 50%	10.00%		50.77%
+ 40%	10.00%		40.77%
+ 30%	10.00%		30.77%
+ 20%	10.00%		20.77%
+ 10%	10.00%		10.77%
+ 5%	10.00%		5.77%

0%	10.000%		0.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.23%
- 10%	10.00%	0.00%	-9.23%
- 20%	10.00%	-10.00%	-19.23%
- 30%	10.00%	-20.00%	-29.23%
- 40%	10.00%	-30.00%	-39.23%
- 50%	10.00%	-40.00%	-49.23%
- 60%	N/A	-50.00%	-59.23%
- 70%	N/A	-60.00%	-69.23%
- 80%	N/A	-70.00%	-79.23%
- 90%	N/A	-80.00%	-89.23%
- 100%	N/A	-90.00%	-99.23%

FWP-17

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 12, 2009	$46.73	$24.52	$29.90

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $29.90

Protection level: 65.00%

Protection price: $19.44

Physical delivery amount: 33($1,000/Initial price)

Fractional shares: 0.444816

Coupon: 18.00% per annum

Maturity: September 30, 2009

Dividend yield: 3.68% per annum

Coupon amount monthly: $15.00

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.84%
+ 90%	9.00%		91.84%
+ 80%	9.00%		81.84%
+ 70%	9.00%		71.84%
+ 60%	9.00%		61.84%
+ 50%	9.00%		51.84%
+ 40%	9.00%		41.84%
+ 30%	9.00%		31.84%
+ 20%	9.00%		21.84%
+ 10%	9.00%		11.84%
+ 5%	9.00%		6.84%

0%	9.00%		1.84%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.16%
- 10%	9.00%	-1.00%	-8.16%
- 20%	9.00%	-11.00%	-18.16%
- 30%	9.00%	-21.00%	-28.16%
- 40%	N/A	-31.00%	-38.16%
- 50%	N/A	-41.00%	-48.16%
- 60%	N/A	-51.00%	-58.16%
- 70%	N/A	-61.00%	-68.16%
- 80%	N/A	-71.00%	-78.16%
- 90%	N/A	-81.00%	-88.16%
- 100%	N/A	-91.00%	-98.16%

FWP-19

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$29.25	$22.59	$27.31
June 30, 2003	$33.00	$27.15	$31.96
September 30, 2003	$35.04	$30.70	$33.39
December 31, 2003	$37.18	$32.30	$33.96
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 12, 2009	$11.42	$7.84	$9.44

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $9.44

Protection level: 65.00%

Protection price: $6.14

Physical delivery amount: 105($1,000/Initial price)

Fractional shares: 0.932203

Coupon: 11.50% per annum

Maturity: September 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	5.75%	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-21

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$19.59	$16.39	$16.53
June 30, 2003	$20.27	$15.58	$17.88
September 30, 2003	$18.45	$15.59	$16.27
December 31, 2003	$17.81	$14.53	$17.47
March 31, 2004	$22.87	$17.03	$20.60
June 30, 2004	$21.15	$18.05	$20.29
September 30, 2004	$28.15	$19.31	$28.09
December 31, 2004	$34.46	$26.72	$34.11
March 31, 2005	$44.63	$32.28	$42.50
June 30, 2005	$48.88	$33.78	$45.50
September 30, 2005	$53.27	$43.73	$52.16
December 30, 2005	$61.29	$43.13	$59.24
March 31, 2006	$79.12	$59.66	$77.59
June 30, 2006	$84.87	$62.58	$72.76
September 29, 2006	$74.64	$57.76	$62.74
December 29, 2006	$73.71	$53.98	$69.30
March 30, 2007	$76.20	$63.76	$73.63
June 29, 2007	$97.59	$73.34	$92.38
September 28, 2007	$105.29	$78.28	$103.05
December 31, 2007	$137.35	$95.09	$130.64
March 31, 2008	$130.98	$94.69	$108.34
June 30, 2008	$138.82	$105.45	$130.78
September 30, 2008	$134.64	$90.42	$97.91
December 31, 2008	$97.65	$52.96	$57.26
March 12, 2009	$68.83	$52.65	$58.34

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $58.34

Protection level: 65.00%

Protection price: $37.92

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.140898

Coupon: 12.00% per annum

Maturity: September 30, 2009

Dividend yield: 11.44% per annum

Coupon amount monthly: $10.00

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		105.72%
+ 90%	6.00%		95.72%
+ 80%	6.00%		85.72%
+ 70%	6.00%		75.72%
+ 60%	6.00%		65.72%
+ 50%	6.00%		55.72%
+ 40%	6.00%		45.72%
+ 30%	6.00%		35.72%
+ 20%	6.00%		25.72%
+ 10%	6.00%		15.72%
+ 5%	6.00%		10.72%

0%	6.00%		5.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	0.72%
- 10%	6.00%	-4.00%	-4.28%
- 20%	6.00%	-14.00%	-14.28%
- 30%	6.00%	-24.00%	-24.28%
- 40%	N/A	-34.00%	-34.28%
- 50%	N/A	-44.00%	-44.28%
- 60%	N/A	-54.00%	-54.28%
- 70%	N/A	-64.00%	-64.28%
- 80%	N/A	-74.00%	-74.28%
- 90%	N/A	-84.00%	-84.28%
- 100%	N/A	-94.00%	-94.28%

FWP-23

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
September 30, 2008	$127.10	$82.13	$91.20
December 31, 2008	$90.85	$54.43	$65.71
March 12, 2009	$73.01	$38.55	$44.11

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $44.11

Protection level: 65.00%

Protection price: $28.67

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.670596

Coupon: 13.50% per annum

Maturity: September 30, 2009

Dividend yield: 1.42% per annum

Coupon amount monthly: $11.25

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.71%
+ 90%	6.75%		90.71%
+ 80%	6.75%		80.71%
+ 70%	6.75%		70.71%
+ 60%	6.75%		60.71%
+ 50%	6.75%		50.71%
+ 40%	6.75%		40.71%
+ 30%	6.75%		30.71%
+ 20%	6.75%		20.71%
+ 10%	6.75%		10.71%
+ 5%	6.75%		5.71%

0%	6.75%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.29%
- 10%	6.75%	-3.25%	-9.29%
- 20%	6.75%	-13.25%	-19.29%
- 30%	6.75%	-23.25%	-29.29%
- 40%	N/A	-33.25%	-39.29%
- 50%	N/A	-43.25%	-49.29%
- 60%	N/A	-53.25%	-59.29%
- 70%	N/A	-63.25%	-69.29%
- 80%	N/A	-73.25%	-79.29%
- 90%	N/A	-83.25%	-89.29%
- 100%	N/A	-93.25%	-99.29%

FWP-25

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$13.01	$9.02	$10.16
June 30, 2003	$12.22	$9.43	$11.49
September 30, 2003	$14.46	$10.46	$13.37
December 31, 2003	$17.72	$12.86	$15.28
March 31, 2004	$15.86	$12.42	$14.28
June 30, 2004	$14.51	$9.81	$11.25
September 30, 2004	$13.44	$10.54	$13.36
December 31, 2004	$15.22	$12.55	$14.50
March 31, 2005	$15.51	$12.43	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 12, 2009	$32.90	$23.03	$28.64

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $28.64

Protection level: 60.00%

Protection price: $17.18

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.916201

Coupon: 14.25% per annum

Maturity: September 30, 2009

Dividend yield: 0.61% per annum

Coupon amount monthly: $11.88

FWP-26

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.31%
+ 90%	7.125%		90.31%
+ 80%	7.125%		80.31%
+ 70%	7.125%		70.31%
+ 60%	7.125%		60.31%
+ 50%	7.125%		50.31%
+ 40%	7.125%		40.31%
+ 30%	7.125%		30.31%
+ 20%	7.125%		20.31%
+ 10%	7.125%		10.31%
+ 5%	7.125%		5.31%

0%	7.125%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.69%
- 10%	7.125%	-2.875%	-9.69%
- 20%	7.125%	-12.875%	-19.69%
- 30%	7.125%	-22.875%	-29.69%
- 40%	7.125%	-32.875%	-39.69%
- 50%	N/A	-42.875%	-49.69%
- 60%	N/A	-52.875%	-59.69%
- 70%	N/A	-62.875%	-69.69%
- 80%	N/A	-72.875%	-79.69%
- 90%	N/A	-82.875%	-89.69%
- 100%	N/A	-92.875%	-99.69%

FWP-27

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
March 12, 2009	$12.29	$8.97	$11.85

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $11.85

Protection level: 60.00%

Protection price: $7.11

Physical delivery amount: 84($1,000/Initial price)

Fractional shares: 0.388186

Coupon: 10.25% per annum

Maturity: September 30, 2009

Dividend yield: 1.71% per annum

Coupon amount monthly: $8.54

FWP-28

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.86%
+ 90%	5.125%		90.86%
+ 80%	5.125%		80.86%
+ 70%	5.125%		70.86%
+ 60%	5.125%		60.86%
+ 50%	5.125%		50.86%
+ 40%	5.125%		40.86%
+ 30%	5.125%		30.86%
+ 20%	5.125%		20.86%
+ 10%	5.125%		10.86%
+ 5%	5.125%		5.86%

0%	5.125%		0.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.14%
- 10%	5.125%	-4.875%	-9.14%
- 20%	5.125%	-14.875%	-19.14%
- 30%	5.125%	-24.875%	-29.14%
- 40%	5.125%	-34.875%	-39.14%
- 50%	N/A	-44.875%	-49.14%
- 60%	N/A	-54.875%	-59.14%
- 70%	N/A	-64.875%	-69.14%
- 80%	N/A	-74.875%	-79.14%
- 90%	N/A	-84.875%	-89.14%
- 100%	N/A	-94.875%	-99.14%

FWP-29

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services.. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 12, 2009	$21.47	$14.68	$16.26

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $16.26

Protection level: 60.00%

Protection price: $9.76

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.500615

Coupon: 14.50% per annum

Maturity: September 30, 2009

Dividend yield: 2.23% per annum

Coupon amount monthly: $12.08

FWP-30

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		101.12%
+ 90%	7.25%		91.12%
+ 80%	7.25%		81.12%
+ 70%	7.25%		71.12%
+ 60%	7.25%		61.12%
+ 50%	7.25%		51.12%
+ 40%	7.25%		41.12%
+ 30%	7.25%		31.12%
+ 20%	7.25%		21.12%
+ 10%	7.25%		11.12%
+ 5%	7.25%		6.12%

0%	7.25%		1.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-3.88%
- 10%	7.25%	-2.75%	-8.88%
- 20%	7.25%	-12.75%	-18.88%
- 30%	7.25%	-22.75%	-28.88%
- 40%	7.25%	-32.75%	-38.88%
- 50%	N/A	-42.75%	-48.88%
- 60%	N/A	-52.75%	-58.88%
- 70%	N/A	-62.75%	-68.88%
- 80%	N/A	-72.75%	-78.88%
- 90%	N/A	-82.75%	-88.88%
- 100%	N/A	-92.75%	-98.88%

FWP-31

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended February 3, 2008. As of the end of fiscal 2007, the company was operating 2,234 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2007, the Company had 2,193 The Home Depot stores located throughout the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), Canada, China and Mexico. At the end of fiscal 2007, the Company operated 34 EXPO Design Center stores, two THD Design Center stores and five Yardbird stores.

On August 30, 2007, the Company closed the sale of HD Supply, for which the Company received $8.3 billion and recognized a loss of $4 million, net of tax, for the sale of the business.

The Company is a Delaware corporation that was incorporated in 1978. The Company’s corporate office is located at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339. The telephone number is (77) 433-8211.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 28, 2007	$41.01	$31.85	$32.44
December 31, 2007	$34.55	$25.57	$26.94
March 31, 2008	$31.08	$23.77	$27.97
June 30, 2008	$30.50	$23.32	$23.42
September 30, 2008	$30.74	$20.76	$25.89
December 31, 2008	$26.08	$17.05	$23.02
March 12, 2009	$25.49	$17.52	$20.33

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $20.33

Protection level: 65.00%

Protection price: $13.21

Physical delivery amount: 49($1,000/Initial price)

Fractional shares: 0.188392

Coupon: 11.00% per annum

Maturity: September 30, 2009

Dividend yield: 4.35% per annum

Coupon amount monthly: $9.17

FWP-32

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		102.18%
+ 90%	5.50%		92.18%
+ 80%	5.50%		82.18%
+ 70%	5.50%		72.18%
+ 60%	5.50%		62.18%
+ 50%	5.50%		52.18%
+ 40%	5.50%		42.18%
+ 30%	5.50%		32.18%
+ 20%	5.50%		22.18%
+ 10%	5.50%		12.18%
+ 5%	5.50%		7.18%

0%	5.50%		2.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-2.82%
- 10%	5.50%	-4.50%	-7.82%
- 20%	5.50%	-14.50%	-17.82%
- 30%	5.50%	-24.50%	-27.82%
- 40%	N/A	-34.50%	-37.82%
- 50%	N/A	-44.50%	-47.82%
- 60%	N/A	-54.50%	-57.82%
- 70%	N/A	-64.50%	-67.82%
- 80%	N/A	-74.50%	-77.82%
- 90%	N/A	-84.50%	-87.82%
- 100%	N/A	-94.50%	-97.82%

FWP-33

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 12, 2009	$31.64	$14.96	$23.20

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $23.20

Protection level: 50.00%

Protection price: $11.60

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.103448

Coupon: 15.00% per annum

Maturity: September 30, 2009

Dividend yield: 6.40% per annum

Coupon amount monthly: $12.50

FWP-34

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		103.20%
+ 90%	7.50%		93.20%
+ 80%	7.50%		83.20%
+ 70%	7.50%		73.20%
+ 60%	7.50%		63.20%
+ 50%	7.50%		53.20%
+ 40%	7.50%		43.20%
+ 30%	7.50%		33.20%
+ 20%	7.50%		23.20%
+ 10%	7.50%		13.20%
+ 5%	7.50%		8.20%

0%	7.50%		3.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-1.80%
- 10%	7.50%	-2.50%	-6.80%
- 20%	7.50%	-12.50%	-16.80%
- 30%	7.50%	-22.50%	-26.80%
- 40%	7.50%	-32.50%	-36.80%
- 50%	7.50%	-42.50%	-46.80%
- 60%	N/A	-52.50%	-56.80%
- 70%	N/A	-62.50%	-66.80%
- 80%	N/A	-72.50%	-76.80%
- 90%	N/A	-82.50%	-86.80%
- 100%	N/A	-92.50%	-96.80%

FWP-35

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$2.67	$1.79	$2.18
June 30, 2003	$3.91	$2.13	$3.60
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 12, 2009	$60.41	$35.05	$41.46

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $41.46

Protection level: 60.00%

Protection price: $24.88

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.119633

Coupon: 13.50% per annum

Maturity: September 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.25

FWP-36

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	6.75%	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

FWP-37

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 28, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 30, 2008	$56.88	$36.71	$40.69
September 30, 2008	$49.44	$31.68	$35.58
December 31, 2008	$44.19	$21.30	$43.46
March 12, 2009	$47.39	$26.45	$29.11

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $29.11

Protection level: 60.00%

Protection price: $17.47

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.352456

Coupon: 15.25% per annum

Maturity: September 30, 2009

Dividend yield: 4.30% per annum

Coupon amount monthly: $12.71

FWP-38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		102.15%
+ 90%	7.625%		92.15%
+ 80%	7.625%		82.15%
+ 70%	7.625%		72.15%
+ 60%	7.625%		62.15%
+ 50%	7.625%		52.15%
+ 40%	7.625%		42.15%
+ 30%	7.625%		32.15%
+ 20%	7.625%		22.15%
+ 10%	7.625%		12.15%
+ 5%	7.625%		7.15%

0%	7.625%		2.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-2.85%
- 10%	7.625%	-2.375%	-7.85%
- 20%	7.625%	-12.375%	-17.85%
- 30%	7.625%	-22.375%	-27.85%
- 40%	7.625%	-32.375%	-37.85%
- 50%	N/A	-42.375%	-47.85%
- 60%	N/A	-52.375%	-57.85%
- 70%	N/A	-62.375%	-67.85%
- 80%	N/A	-72.375%	-77.85%
- 90%	N/A	-82.375%	-87.85%
- 100%	N/A	-92.375%	-97.85%

FWP-39

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 28, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
September 30, 2008	$59.22	$42.34	$49.05
December 31, 2008	$48.75	$25.60	$34.53
March 12, 2009	$38.60	$25.00	$28.49

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $28.49

Protection level: 65.00%

Protection price: $18.52

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.100035

Coupon: 13.50% per annum

Maturity: September 30, 2009

Dividend yield: 2.07% per annum

Coupon amount monthly: $11.25

FWP-40

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		101.04%
+ 90%	6.75%		91.04%
+ 80%	6.75%		81.04%
+ 70%	6.75%		71.04%
+ 60%	6.75%		61.04%
+ 50%	6.75%		51.04%
+ 40%	6.75%		41.04%
+ 30%	6.75%		31.04%
+ 20%	6.75%		21.04%
+ 10%	6.75%		11.04%
+ 5%	6.75%		6.04%

0%	6.75%		1.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-3.96%
- 10%	6.75%	-3.25%	-8.96%
- 20%	6.75%	-13.25%	-18.96%
- 30%	6.75%	-23.25%	-28.96%
- 40%	N/A	-33.25%	-38.96%
- 50%	N/A	-43.25%	-48.96%
- 60%	N/A	-53.25%	-58.96%
- 70%	N/A	-63.25%	-68.96%
- 80%	N/A	-73.25%	-78.96%
- 90%	N/A	-83.25%	-88.96%
- 100%	N/A	-93.25%	-98.96%

FWP-41